Exhibit 10.5

Execution Copy

CONTRACT PLACEMENT AGREEMENT

This Contract Placement Agreement (this “Agreement”), dated April 29, 2010 (the “Effective Date”), is between WLR-Greenbrier Rail Inc. (“Parent”) and Greenbrier Leasing Company LLC (“GLC”).

WHEREAS, Parent is the owner of 100% of the outstanding equity interests in WL Ross-Greenbrier Rail Holdings I LLC (“Holdings”), and Holdings is the owner of 100% of the outstanding equity interests in WL Ross-Greenbrier Rail I LLC (“Owner”);

WHEREAS, provided that Holdings is sufficiently capitalized by Parent, GLC wishes to be, or to have its affiliate, contractually appointed as the: (a) exclusive manager of certain rail cars owned by Owner; (b) exclusive agent for the placement of the sale of certain interests in Holdings; and (c) consultant to provide certain advisory services to Parent;

WHEREAS, Parent is willing, in exchange for the Contract Placement Fee (defined below) to contractually appoint, or cause the appointment of, GLC or its affiliate, as the: (a) exclusive manager of certain rail car assets owned by Owner; (b) exclusive agent for the placement of the sale of certain interests in Holdings; and (c) exclusive consultant to provide certain advisory services to Parent;

NOW THEREFORE, Parent and GLC expressly acknowledge and agree to as follows:

1. Contract Placement Fee.

(a) In accordance with Section 1(b), GLC will pay Parent as compensation a fee equal to $6,049,543 (the “Contract Placement Fee”) in exchange for Parent:

(i) Appointing GLC as its exclusive consultant to perform the services set forth in the Advisory Services Agreement (“ASA”) executed by Parent and GLC as of the Effective Date;

(ii) Appointing GLC as its exclusive placement agent to perform the services set forth in the Syndication Agreement (“SA”) executed by Parent and GLC as of the Effective Date; and

(iii) Causing Owner to appoint GLC or its affiliate as the exclusive manager of certain rail car assets owned by Owner as set forth in the Railcar Remarketing and Management Agreement (“RCMA”) executed by Owner and GLC or its affiliate as of the Effective Date.

CONTRACT PLACEMENT AGREEMENT

(b) GLC will pay the Contract Placement Fee to Parent by wire transfer of immediately available U.S. funds to an account designated in writing by Parent upon:

(i) execution and delivery of the ASA and SA by Parent;

(ii) execution and delivery of the RCMA by Owner; and

(iii) delivery to GLC of written evidence in a form satisfactory to GLC that Parent has made a capital contribution to Holdings of at least $[18,148,628].

Once paid, the fee will not be refundable in any circumstances, including without limitation, upon any termination of the ASA, SA or RCMA.

2. Confidentiality. The terms and conditions of this Agreement are confidential, and except as otherwise required by law, neither party shall disclose this Agreement or any portion hereof to any person other than its legal counsel, affiliates, representatives, owners, agents and accountants (who shall each be under an obligation to maintain such confidentiality) without the prior written consent of the other party.

3. No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned (and no duties may be delegated) by any party without the prior written consent of the other parties hereto not to be unreasonably withheld.

4. Waiver or Modification. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the party to be charged. No waiver by any party of a breach hereof or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or unlike or similar or dissimilar nature.

5. Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions shall not in any way be affected or impaired thereby and shall be valid and enforced to the fullest extent permitted by law.

6. Governing Law, Jurisdiction and Venue. This Agreement and all matters collateral hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in New York (without giving effect to any conflict of law principles under New York law). The parties agree that the sole and exclusive jurisdiction of any action or suit in connection with this Agreement or any claim, dispute or controversy arising therefrom or in connection therewith will lie in the Federal Court located in the County of New York, State of New York, and if that court lacks jurisdiction, in the State Court in the same county. EACH OF GLC AND PARENT (ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR EQUITY HOLDERS) IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY

CONTRACT PLACEMENT AGREEMENT

ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE PERFORMANCE BY GLC, HOLDINGS OR PARENT OF THE ACTIONS CONTEMPLATED BY, THIS AGREEMENT.

7. Counterparts. The parties hereto agree that this Agreement may be executed in counterparts with the same effect as if all parties had signed the same document. Facsimile counterparts shall be deemed to be original execution copies. All counterparts shall be construed together and shall constitute one Agreement.

8. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by courier to the party to be notified, or upon deposit with the United States Post Office, to be sent by registered or certified mail, postage prepaid and addressed to the party to be notified at the following address:

Greenbrier Leasing Company LLC

One Centerpointe Drive, Suite 200

Lake Oswego, Oregon 97035

Attn: General Counsel

WLR-Greenbrier Rail Inc.

1166 Avenue of the Americas

New York, New York 10036

Attn: Wendy L. Teramoto

or at such other address as such party may designate by advance written notice to the other party.

9. Relationship of Parties. GLC is an independent contractor of Parent and Owner, and nothing in this Agreement, the ASA, SA or the RCMA will create a joint venture or partnership, or establish a relationship of principal and agent, or any other relationship of a similar nature, between the parties, and no party to this Agreement shall take any position inconsistent with the foregoing.

10. Entire Agreement; Binding Effect. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the subject matter hereof, superseding all prior communications, agreements and understandings, whether written or oral. This Agreement shall not be amended or modified except in a writing signed by both parties. This Agreement shall be binding both parties’ legal representatives, successors and assigns.

CONTRACT PLACEMENT AGREEMENT

WLR-GREENBRIER RAIL INC.

By:	/s/ Wendy Teramoto
Name:	Wendy Teramoto
Title:	Vice President

GREENBRIER LEASING COMPANY LLC

By:	/s/ Larry Stanley
Name:	Larry D. Stanley
Title:	Vice President

CONTRACT PLACEMENT AGREEMENT

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